Exhibit 99.1

KIMBALL INTERNATIONAL ANNOUNCES FORM 10 EFFECTIVENESS;
COMPANY EXPECTS FINAL SEPARATION OF KIMBALL ELECTRONICS, INC. ON OCTOBER 31, 2014
Kimball International, Inc. (NASDAQ: KBALB) (“Kimball International” or the “Company”), an Indiana-based manufacturer, today announced that the U.S. Securities and Exchange Commission (the “SEC”) has declared effective the Form 10 Registration Statement filed by Kimball Electronics, Inc. (“Kimball Electronics”), regarding the Company’s spin-off of its Electronic Manufacturing Services (“EMS”) business. Kimball International anticipates the completion of the separation of Kimball Electronics on October 31, 2014. A copy of the Kimball Electronics Registration Statement on Form 10 is available for review at www.sec.gov and also on the Company’s investor relations page on its website at www.kimball.com.
Today’s announcement follows the approval last week by the Kimball International Board of Directors of the final distribution ratio and the declaration of a pro rata dividend in the amount of three shares of Kimball Electronics common stock for every four shares of Kimball International Class A or Class B common stock. Following the distribution of Kimball Electronics common stock shares on October 31, 2014, Kimball Electronics will be an independent, publicly-traded company.
Kimball International will continue to operate its furniture business under the Kimball brand names of Kimball Office, National Office Furniture and Kimball Hospitality.
Kimball International anticipates that, at least two days prior to the record date of October 22, 2014, trading of shares of Kimball Electronics common stock on The NASDAQ Stock Market will begin on a “when-issued” basis, under the ticker symbol “KEIVV,” and will continue up to and including the distribution date, and that “regular-way” trading of Kimball Electronics common stock, under the ticker symbol “KE,” will begin the first trading day after the distribution date.
Kimball International also anticipates that, at least two trading days prior to the record date and through the distribution date, there will be two markets in its common stock: a “regular-way” market, under the ticker symbol “KBALB,” on which shares of its common stock will trade with an entitlement to shares of Kimball Electronics common stock, to be distributed pursuant to the distribution, and an “ex-distribution” market, under the ticker symbol “KBALV,” on which shares of its common stock will trade without an entitlement to shares of Kimball Electronics common stock. Kimball International plans to change its NASDAQ trading ticker symbol from KBALB to KBAL as of the first trading day after the distribution date.
Kimball International and Kimball Electronics will share their respective company’s strategy and future outlook in a series of investor meetings starting next week.

About Kimball International:
Recognized with a reputation for excellence, Kimball International is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball International employees know they are part of a corporate culture that builds success for Customers while enabling employees to share in the Company’s success through personal, professional and financial growth.

Kimball International, Inc. (NASDAQ: KBALB) is a diversified global manufacturer and marketer, providing a variety of products from its two business segments: the Furniture segment and the Electronic Manufacturing Services segment. Upon completion of the spin-off of its subsidiary, Kimball Electronics, Inc., the Furniture segment will be the sole segment comprising the Company. The Furniture segment provides an extensive and growing selection of furniture for the office and hospitality industries, sold under the Company’s family of brand names: Kimball Office, National Office Furniture, and Kimball Hospitality.
To learn more about Kimball International, visit the Company’s website on the Internet at: www.kimball.com

About Kimball Electronics:
Kimball Electronics, Inc., a subsidiary of Kimball International, will become an independent publicly traded company upon completion of its spin-off from Kimball International, Inc. on October 31, 2014 and thereafter trade under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a global contract electronic manufacturing services (“EMS”) company that specializes in durable electronics for the medical, automotive, industrial and public safety markets. Kimball Electronics is well recognized by customers and industry trade publications for its excellent quality, reliability and innovative service. From its manufacturing operations in the U.S., Mexico, Thailand, Poland, and China, Kimball Electronics provides engineering, manufacturing, and supply chain services which utilize common production and support capabilities to a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, Inc., visit: www.kimballelectronics.com

“Kimball International … We Build Success!”